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                                                                 EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Isolyser Company, Inc.

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-07977 of Isolyser Company, Inc. on Form S-4 of our report dated February 9, 1996 (March 26, 1996 as to Note 13), appearing in the Annual Report on Form 10-K of Isolyser Company, Inc. for the year ended December 31, 1995 and to the reference to us as experts in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Atlanta, Georgia
July 29, 1996